Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS REPORTS 2016 SECOND QUARTER RESULTS

EARNINGS PER SHARE OF $0.49 PER DILUTED SHARE

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NET OPERATING EARNINGS PER SHARE OF $0.46 PER DILUTED SHARE

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16.9% AND 10.5% GROWTH IN NET INCOME AND OPERATING EARNINGS

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25.8% GROWTH IN E&S SEGMENT GROSS WRITTEN PREMIUMS

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3.4% INCREASE IN SHAREHOLDERS’ EQUITY AND 4.7% INCREASE IN TANGIBLE EQUITY PER SHARE

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DECLARES A $0.20 PER SHARE QUARTERLY DIVIDEND

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Pembroke, Bermuda, August 3, 2016 -- James River Group Holdings, Ltd. (NASDAQ: JRVR) today announced financial results for the second quarter and six months ended June 30, 2016.

J. Adam Abram, Chairman and Chief Executive Officer, said, “We are growing. Underwriting profits are increasing. Our balance sheet is strong. A.M. Best just recognized our long history of underwriting profits and financial strength by upgrading our financial strength ratings to “A”.”

“Net operating income, underwriting profits and net operating income per share all increased compared to last year.”

“This quarter, our total net earned premium from the excess and surplus lines market, which includes all of our Excess and Surplus Lines segment and a portion of our Casualty Reinsurance segment, represented 79.5% of net earned premiums (this had been 75.3% last year). We believe this bodes well for future profitability.”

“We also made good progress in the quarter growing our fee income.”

“The combination of strong growth and increasing fee income is having a positive effect on our expense ratio, which declined by 2.4 percentage points compared to the second quarter of last year.”

“I commend our entire team for these good results.”

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Mr. Abram concluded, “In keeping with our Board’s emphasis on capital efficiency and management, the Directors voted to declare a dividend of $0.20 per share to be paid September 30, 2016.”

Significant factors underpinning our increased earnings in the second quarter of 2016 include:

•	Each of the Company’s operating segments made an underwriting profit;
•	A combined ratio of 96.1% compared to 97.8% in the prior year;
•	Each of the Company’s operating segments had favorable reserve development during the period;
•	Gross written premiums of $170.7 million, as follows:

	Three Months Ended June 30,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$97,427	$77,417	25.8%
Specialty Admitted Insurance	34,201	17,931	90.7%
Casualty Reinsurance	39,043	88,663	(56.0)%
	$170,671	$184,011	(7.2)%

•	Net written premiums of $133.1 million, as follows:

	Three Months Ended June 30,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$81,890	$60,924	34.4%
Specialty Admitted Insurance	11,679	9,167	27.4%
Casualty Reinsurance	39,489	88,723	(55.5)%
	$133,058	$158,814	(16.2)%

•	Net income for the second quarter of 2016 was $14.6 million compared to $12.5 million in 2015;
•	Net operating income in 2016 of $13.7 million compared to $12.4 million in 2015;
•	Fully diluted earnings per share of $0.49 compared to $0.43 in the prior year;
•	Diluted operating earnings per share of $0.46 compared to $0.42 in the prior year; and
•	Our expense ratio decreased by 2.4 points from 33.8% in the second quarter of 2015 to 31.4%.

Despite significant growth in our E&S and Specialty Admitted Insurance segments, gross and net written premiums for the total Company are lower than last year due to timing differences of new and renewal business in our Casualty Reinsurance segment.

Our E&S Segment’s gross written premiums grew 25.8% compared to the prior quarter. E&S submissions were up 14.0% and quotes were up 19.0%. We grew significantly in our Manufacturers and Contractors, General Casualty, Excess Casualty and Commercial Auto divisions over the prior year.

We found opportunities for profitable growth in our Specialty Admitted Insurance segment, where gross written premiums grew by 90.7% for the quarter. This was principally due to our fronting and program business which grew from $9.4 million in the second quarter of 2015 to $25.1 million in 2016. Our retentions on this business are generally low. Net written premiums in fronting and programs was a modest $3.4 million in the quarter. Fee income from the Specialty

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Admitted Insurance segment’s fronting and program business grew from $454,000 to $742,000 during the second quarter.

Significant factors underpinning our increased earnings for the six-month period ended June 30, 2016 include:

•	Each of the Company’s operating segments made an underwriting profit;
•	A combined ratio of 96.0% compared to 97.6% in the prior year;
•	Each of the Company’s operating segments had favorable reserve development during the period;
•	Gross written premiums of $303.7 million as follows:

	Six Months Ended June 30,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$179,535	$153,135	17.2%
Specialty Admitted Insurance	62,888	38,857	61.8%
Casualty Reinsurance	61,319	123,277	(50.3)%
	$303,742	$315,269	(3.7)%

•	Net written premiums of $240.0 million, as follows:

	Six Months Ended June 30,
($ in thousands)	2016	2015	Change
Excess and Surplus Lines	$153,425	$123,220	24.5%
Specialty Admitted Insurance	24,725	20,641	19.8%
Casualty Reinsurance	61,809	123,612	(50.0)%
	$239,959	$267,473	(10.3)%

•	Net income in 2016 of $27.4 million compared to $21.9 million in 2015;
•	Net operating income in 2016 of $26.5 million compared to $24.1 million in 2015;
•	Fully diluted earnings per share of $0.92 compared to $0.75 in the prior year;
•	Diluted operating earnings per share of $0.89 compared to $0.82 in the prior year; and
•	Our expense ratio decreased by 1.5 points from 33.8% in the first half of 2015 to 32.3%.

Tangible equity increased 5.1% in the second quarter of 2016 from $484.4 million at March 31, 2016 to $508.8 million at June 30, 2016. The increase reflects net income of $14.6 million and $12.8 million in other comprehensive income offset by $5.9 million of dividends during the second quarter of 2016. Tangible equity per share was $17.49 at June 30, 2016.

On a year-to-date basis, tangible equity increased 10.7% from $459.7 million at December 31, 2015 to $508.8 million at June 30, 2016, resulting from $27.4 million of net income and $28.4 million of other comprehensive income offset by $11.7 million of dividends.

Results for the quarter ended June 30, 2016 include favorable prior year reserve development of $4.7 million, representing 4.0 points of our combined ratio, compared to favorable reserve development of $2.5 million in the second quarter of 2015, representing 2.4 combined ratio points. After-tax, favorable reserve development for the quarter was $4.3 million ($2.1 million in the prior year). Year-to-date, 2016 includes prior year favorable reserve development of $9.4 million ($8.5 million on an after-tax basis) representing 4.0 combined ratio points. In 2015, favorable reserve development was $5.0 million ($4.1 million on an after-tax basis) representing 2.2 combined ratio points.

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The pre-tax development by segment was as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
	(in thousands)
Excess and Surplus Lines	$3,611	$3,439	$172	$8,004	$8,374	$(370)
Specialty Admitted Insurance	617	189	428	928	196	732
Casualty Reinsurance	520	(1,110)	1,630	483	(3,563)	4,046
	$4,748	$2,518	$2,230	$9,415	$5,007	$4,408

Net investment income for the second quarter of 2016 was $11.6 million compared to $13.0 million for the same period in 2015. On a year-to-date basis, net investment income for 2016 was $22.8 million compared to $25.0 million for the same period in 2015. The details of the change in our net investment income are as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	($ in thousands)
Renewable Energy Investments	$(1,451)	$2,162	-	$(769)	$4,615	-
Other Private Investments	1,972	1,046	88.5%	2,457	1,597	53.9%
All Other Net Investment Income	11,032	9,792	12.7%	21,137	18,774	12.6%
Total Net Investment Income	$11,553	$13,000	(11.1)%	$22,825	$24,986	(8.6)%

Our annualized gross investment yield on average fixed maturity securities for the three and six months ended June 30, 2016 was 3.5% and 3.4%, respectively, and the average duration of our portfolio was 3.7 years.

During the second quarter of 2016, we recognized $1.6 million of pre-tax net realized gains ($350,000 of gains in the same period in 2015). Year-to-date, we have recognized $2.2 million in pre-tax net realized gains ($2.5 million of realized losses in the same period in 2015).

Dividend

The Board of Directors declared a cash dividend of $0.20 per common share. This dividend is payable on Friday, September 30, 2016 to all shareholders of record on Monday, September 12, 2016.

Conference Call

James River Group Holdings will hold a conference call to discuss this press release tomorrow, August 4, 2016, at 9:00 a.m. Eastern time. Investors may access the conference call by dialing (877) 930-8055 Conference ID# 29221106 or via the internet by going to www.jrgh.net and clicking on the “Investor Relations” link. Please visit the website at least 15 minutes early to register and download any necessary audio software. A replay will be available shortly after the

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call and through the end of business on September 3, 2016 at the number and website referenced above.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: losses exceeding reserves; loss of key members of our management or employees; adverse economic factors; a decline in our financial strength; loss of a group of brokers or agents that generate significant portions of our business; loss of a significant customer; losses in our investment portfolio; additional government or market regulation; failure of any loss limitation or the effect on our business of emerging claims and coverage issues; loss settlements made by ceding companies and fronting carriers; the Company or its non-United States based subsidiaries becoming subject to United States taxation and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting James River Group Holding’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including underwriting profit, net operating income and return on tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Robert Myron

President and Chief Operating Officer

1-441-278-4583

InvestorRelations@jrgh.net

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James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	June 30, 2016	December 31, 2015
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$952,572	$899,660
Fixed maturity securities, trading	5,064	5,046
Equity securities, available-for-sale	92,692	74,111
Bank loan participations, held-for-investment	205,957	191,700
Short-term investments	14,906	19,270
Other invested assets	48,032	54,504
Total investments	1,319,223	1,244,291

Cash and cash equivalents	80,654	106,406
Accrued investment income	7,613	8,068
Premiums receivable and agents’ balances	219,186	176,685
Reinsurance recoverable on unpaid losses	153,706	131,788
Reinsurance recoverable on paid losses	5,973	11,298
Deferred policy acquisition costs	55,800	60,754
Goodwill and intangible assets	221,061	221,359
Other assets	126,645	94,848
Total assets	$2,189,861	$2,055,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$843,337	$785,322
Unearned premiums	322,323	301,104
Senior debt	88,300	88,300
Junior subordinated debt	104,055	104,055
Accrued expenses	28,812	29,476
Other liabilities	73,136	66,202
Total liabilities	1,459,963	1,374,459

Total shareholders’ equity	729,898	681,038
Total liabilities and shareholders’ equity	$2,189,861	$2,055,497

Tangible equity	$508,837	$459,679
Tangible equity per common share outstanding	$17.49	$15.88
Total shareholders’ equity per common share outstanding	$25.09	$23.53
Common shares outstanding	29,091,496	28,941,547
Debt to total capitalization ratio	20.9%	22.0%

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James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Income Statement Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$170,671	$184,011	$303,742	$315,269
Net written premiums	$133,058	$158,814	$239,959	$267,473

Net earned premiums	$118,555	$106,060	$235,685	$223,071
Net investment income	11,553	13,000	22,825	24,986
Net realized investment gains (losses)	1,619	350	2,166	(2,456)
Other income	2,784	817	5,164	1,093
Total revenues	134,511	120,227	265,840	246,694

EXPENSES
Losses and loss adjustment expenses	76,659	67,931	150,165	142,415
Other operating expenses	39,974	36,580	81,153	76,377
Other expenses	91	69	79	138
Interest expense	2,041	1,744	4,215	3,448
Amortization of intangible assets	149	149	298	298
Total expenses	118,914	106,473	235,910	222,676
Income before taxes	15,597	13,754	29,930	24,018
Federal income tax expense	1,001	1,265	2,497	2,152
NET INCOME	$14,596	$12,489	$27,433	$21,866
NET OPERATING INCOME	$13,665	$12,362	$26,503	$24,053

EARNINGS PER SHARE
Basic	$0.50	$0.44	$0.95	$0.77
Diluted	$0.49	$0.43	$0.92	$0.75

NET OPERATING INCOME PER SHARE
Basic	$0.47	$0.43	$0.91	$0.84
Diluted	$0.46	$0.42	$0.89	$0.82

Weighted-average common shares outstanding:
Basic	29,035,512	28,547,616	28,994,260	28,544,003
Diluted	29,825,914	29,214,859	29,784,083	29,156,604
Cash dividends declared per common share	$0.20	$0.16	$0.40	$0.32

Ratios:
Loss ratio	64.7%	64.0%	63.7%	63.8%
Expense ratio	31.4%	33.8%	32.3%	33.8%
Combined ratio	96.1%	97.8%	96.0%	97.6%
Accident year loss ratio	68.7%	66.4%	67.7%	66.1%

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James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	($ in thousands)

Gross written premiums	$97,427	$77,417	25.8%	$179,535	$153,135	17.2%
Net written premiums	$81,890	$60,924	34.4%	$153,425	$123,220	24.5%

Net earned premiums	$70,565	$52,867	33.5%	$136,070	$112,267	21.2%
Losses and loss adjustment expenses	(46,061)	(32,688)	40.9%	(86,724)	(68,530)	26.5%
Underwriting expenses	(14,721)	(14,410)	2.2%	(30,359)	(30,525)	(0.5)%
Underwriting profit (a), (b)	$9,783	$5,769	69.6%	$18,987	$13,212	43.7%

Ratios:
Loss ratio	65.3%	61.8%		63.7%	61.0%
Expense ratio	20.9%	27.3%		22.3%	27.2%
Combined ratio	86.1%	89.1%		86.0%	88.2%
Accident year loss ratio	70.4%	68.3%		69.6%	68.5%

(a)	See "Reconciliation of Non-GAAP Measures."
(b)	Underwriting results include fees of $2.7 million and $2.1 million for the three months ended June 30, 2016 and 2015, respectively, and $5.0 million and $2.4 million for the respective six month periods. These amounts are included in “Other income” in our Condensed Consolidated Income Statements.

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SPECIALTY ADMITTED INSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	($ in thousands)

Gross written premiums	$34,201	$17,931	90.7%	$62,888	$38,857	61.8%
Net written premiums	$11,679	$9,167	27.4%	$24,725	$20,641	19.8%

Net earned premiums	$12,207	$10,150	20.3%	$23,612	$19,705	19.8%
Losses and loss adjustment expenses	(7,480)	(6,133)	22.0%	(14,080)	(11,929)	18.0%
Underwriting expenses	(4,602)	(3,818)	20.5%	(8,932)	(7,732)	15.5%
Underwriting profit (a), (b)	$125	$199	(37.2)%	$600	$44	-

Ratios:
Loss ratio	61.3%	60.4%		59.6%	60.5%
Expense ratio	37.7%	37.6%		37.8%	39.2%
Combined ratio	99.0%	98.0%		97.5%	99.8%
Accident year loss ratio	66.3%	62.3%		63.6%	61.5%

(a)	See "Reconciliation of Non-GAAP Measures."
(b)	Underwriting results include fees of $742,000 and $454,000 for the three months ended June 30, 2016 and 2015, respectively, and $1.6 million and $839,000 for the respective six month periods. These amounts are included in “Other operating expenses” in our Condensed Consolidated Income Statements.

CASUALTY REINSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	($ in thousands)

Gross written premiums	$39,043	$88,663	(56.0)%	$61,319	$123,277	(50.3)%
Net written premiums	$39,489	$88,723	(55.5)%	$61,809	$123,612	(50.0)%

Net earned premiums	$35,783	$43,043	(16.9)%	$76,003	$91,099	(16.6)%
Losses and loss adjustment expenses	(23,118)	(29,110)	(20.6)%	(49,361)	(61,956)	(20.3)%
Underwriting expenses	(12,459)	(13,339)	(6.6)%	(26,102)	(28,508)	(8.4)%
Underwriting profit (a), (b)	$206	$594	(65.3)%	$540	$635	(15.0)%

Ratios:
Loss ratio	64.6%	67.6%		64.9%	68.0%
Expense ratio	34.8%	31.0%		34.3%	31.3%
Combined ratio	99.4%	98.6%		99.3%	99.3%
Accident year loss ratio	66.1%	65.1%		65.6%	64.1%

(a) See "Reconciliation of Non-GAAP Measures."

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RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on the underwriting profit of operating segments. Our definition of underwriting profit of operating segments and underwriting profit may not be comparable to that of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Underwriting profit of the operating segments:
Excess and Surplus Lines	$9,783	$5,769	$18,987	$13,212
Specialty Admitted Insurance	125	199	600	44
Casualty Reinsurance	206	594	540	635
Total underwriting profit of operating segments	10,114	6,562	20,127	13,891
Other operating expenses of the Corporate and Other segment	(5,475)	(4,255)	(10,727)	(8,634)
Underwriting profit (a)	4,639	2,307	9,400	5,257
Net investment income	11,553	13,000	22,825	24,986
Net realized investment gains (losses)	1,619	350	2,166	(2,456)
Other income and expenses	(24)	(10)	52	(23)
Interest expense	(2,041)	(1,744)	(4,215)	(3,448)
Amortization of intangible assets	(149)	(149)	(298)	(298)
Income before taxes	$15,597	$13,754	$29,930	$24,018

(a)	Included in underwriting results for the three months ended June 30, 2016 and 2015 is fee income of $3.5 million and $2.6 million, respectively, and $6.6 million and $3.3 million for the respective six month periods.

Net Operating Income

We define net operating income as net income excluding net realized investment gains and losses, expenses related to due diligence for various merger and acquisition activities, costs associated with our initial public offering, severance costs associated with terminated employees, impairment charges on goodwill and intangible assets and gains on extinguishment of debt. We use net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of net operating income may not be comparable to that of other companies.

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Our income before taxes and net income for the three and six months ended June 30, 2016 and 2015, respectively, reconciles to our net operating income as follows:

	Three Months Ended June 30,
	2016		2015
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	(in thousands)
Income as reported	$15,597	$14,596	$13,754	$12,489
Net realized investment gains	(1,619)	(1,257)	(350)	(279)
Other expenses	91	127	69	45
Interest expense on leased building the Company is deemed to own for accounting purposes	306	199	165	107
Net operating income	$14,375	$13,665	$13,638	$12,362

	Six Months Ended June 30,
	2016		2015
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	(in thousands)
Income as reported	$29,930	$27,433	$24,018	$21,866
Net realized investment (gains) losses	(2,166)	(1,564)	2,456	1,883
Other expenses	79	119	138	90
Interest expense on leased building the Company is deemed to own for accounting purposes	792	515	330	214
Net operating income	$28,635	$26,503	$26,942	$24,053

Tangible Equity and Tangible Equity per Share

We define tangible equity as shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for June 30, 2016, March 31, 2016 and December 31, 2015.

	June 30, 2016		March 31, 2016		December 31, 2015
($ in thousands, except for share data)	Equity	Equity per share	Equity	Equity per share	Equity	Equity per share
Shareholders' equity	$729,898	$25.09	$705,570	$24.34	$681,038	$23.53
Goodwill and intangible assets	221,061	7.60	221,210	7.63	221,359	7.65
Tangible equity	$508,837	$17.49	$484,360	$16.71	$459,679	$15.88

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda

Tel 441.278.4580 ● Fax 441.278.4588